SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

February 2, 2009

CSMG TECHNOLOGIES, INC.
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(Exact Name of Registrant as Specified in Charter)

Texas ----------- (State of Incorporation)	0-27359 ------------- (Commission File Number )	74-2653437 -------------------- (IRS Employer Identification No.)

500 North Shoreline Drive, Suite 1005 N
Corpus Christi, TX 78471
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(Address of principal executive offices) (Zip Code)

361-887-7546
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(Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Registrant (“CSMG”) received on February 2, 2009 a certified letter dated January 28, 2009 from La Jolla Cove Investors, Inc. (“La Jolla”) declaring an event of default with respect to a 6% Convertible Debenture dated November 17, 2008 in the principal amount of $1,500,000 that matures on November 30, 2011 (“First Convertible Debenture”) issued under a Securities Purchase Agreement dated November 17, 2008.  Under the Securities Purchase Agreement, La Jolla paid $125,000 to CSMG and issued a Secured Promissory Note (the “First Secured Note”) in the amount of $1,375,000 dated November 17, 2008 that is due and payable on demand by CSMG at any time after November 30, 2011.  La Jolla stated that an event of default had occurred under the Convertible Debenture following the entry of judgment against the Company and in favor of Banco Panamericano, Inc. in the amount of $726,491.41 on December 16, 2008 and the failure of CSMG to timely pay interest under the Debenture.  La Jolla claims that it is entitled to $402,629.28 under the terms of the Debenture based upon acceleration of 118% of the principal of the Debenture together with all accrued and unpaid interest to the date of payment.  CSMG is not aware of any other material obligations that it has that may arise, increase, be accelerated or become a direct financial obligation as a result of the above triggering event or the increase or acceleration of the Debenture to La Jolla.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1  Letter of Default from La Jolla Cove Investors dated January 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSMG Technologies, Inc.

Date: February 5, 2009	By:	/s/ Donald S. Robbins
Donald S. Robbins
Chief Executive Officer